UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2010

SPECTRUMDNA, INC.
(Exact name of registrant as specified in its charter)

Commission file number 333-148883

Delaware	20-4880377
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)

1700 Park Avenue, Suite 2020
P.O. Box 682798
Park City, Utah	84068
(Address of principal	(Zip Code)
executive offices)

Registrant’s  telephone number, including area code:    (435) 658-1349

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 12, 2010, SpectrumDNA, Inc. (the “Company”) completed an initial closing of a private placement offering (the “Private Offering”) with 45 accredited investors (the “Purchasers”) for the issuance and sale of securities of the Company consisting of shares of Common Stock and common stock purchase warrants (the “Purchase Warrants”).  Pursuant to the Private Offering, we issued 10,150,000 shares of Common Stock and 10,150,000 Purchase Warrants.  Gross offering proceeds totaled $1,015,000.  Each of the Purchase Warrants entitles the holder thereof to purchase, at any time beginning from the final closing through five years thereafter, one share of Common Stock at a price of $0.25 per share.

We paid the placement agent commissions of $81,500 and a non-accountable expense allowance of $24,450.  In addition, the placement agent and its designees were issued an aggregate of 815,000 placement agent warrants (the “Placement Agent Warrants”) to purchase up to 815,000 warrant units (the “Warrant Units”) exercisable for five years at an exercise price of $0.10 per Warrant Unit with each Warrant Unit consisting of one share of Common Stock and one Purchase Warrant.

Each of the Purchasers executed and delivered a subscription agreement (the “Subscription Agreement”) which was accepted by the Company prior to the initial closing.  The securities have not be registered under the Securities Act of 1933, as amended (the “Act”) and were offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to a Registration Rights Agreement provided in favor of each of the Purchasers, we have agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock sold to Purchasers and the shares of Common Stock underlying the Purchase Warrants within 60 days of the final closing of the Private Offering and use our best efforts to make the registration effective within 180 days of closing until all securities have been resold or are eligible for resale pursuant to Rule 144 under the Act.  Similar registration rights have been provided for the shares of Common Stock underlying the Placement Agent Warrants.

The foregoing description of the Subscription Agreement, the Purchase Warrants, the Placement Agent Warrants and the Registration Rights Agreement are qualified in their entirety by the full text of such documents which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this report and incorporated by reference into this Item 1.01.

Item 3.02   Unregistered Sales of Equity Securities.

Private Offering

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.  The securities are being offered to accredited investors only.  The securities have not be registered under the Act and are being offered in reliance upon the exemption from registration set forth in Section 4(2) and Regulation D, promulgated under the Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Prior to the initial closing, the Company and the placement agent agreed, with the consent of the Purchasers, to reduce the minimum offering to $1,000,000.  On January 12, 2010, the Company and the placement agent agreed to extend the Private Offering to February 28, 2010.  No prediction can be made as to the total amount of capital that will be raised after the initial closing described in this Current Report on Form 8-K.  The information being furnished pursuant to this Current Report on Form 8-K and the exhibits filed herewith do not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Consulting Agreement

Reference is made to the Company’s Current Report on Form 8-K filed on August 6, 2009 relating to a Consulting Agreement entered into on July 31, 2009 by the Company with HFP Capital Markets LLC (“HFP”) and shares of the Company’s Common Stock to be granted to HFP which shall vest and become issuable to HFP or its designees 120 days from the full execution of the agreement.   All of such shares referenced therein were issued to HFP and its designees on January 12, 2010.  Such securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Form of Private Offering Subscription Agreement

	10.2	Form of Common Stock Purchase Warrant

	10.3	Form of Placement Agent Warrant

	10.4	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUMDNA, INC.
(Registrant)

Dated: January 18, 2010	By:	/s/ James A. Banister
James A. Banister,
Chief Executive Officer